Exhibit 10.15

READY CAPITAL CORPORATION

2023 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made by and between Ready Capital Corporation, a Maryland corporation (the “Company”), and [  ] (the “Grantee”), dated as of the [  ] day of [  ], 20[  ] (the “Agreement”).

WHEREAS, the Company maintains the Ready Capital Corporation 2023 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Restricted Stock to individuals and persons who provide services to, among others, the Company and Waterfall Asset Management, LLC (the “Manager”);

WHEREAS, the Grantee, as the Manager, an officer, director, advisor, employee or other personnel of the Company, the Subsidiaries or the Manager (or with the consent of the Board or the Compensation Committee of the Company (the “Compensation Committee”), any of the respective affiliates of the Company, the Subsidiaries, or the Manager, or any joint venture affiliate of the Company) or another person expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services) to one or more of the Company, the Subsidiaries and the Manager, is an Eligible Person under the terms of the Plan; and

WHEREAS, in accordance with the Plan, the Compensation Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of restricted stock.

The Company hereby grants the Grantee [•] Shares of Restricted Stock (the “Shares”) of the Company, subject to the following terms and conditions and subject to the provisions of the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.  To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern. Where the context permits, references to the Company shall include any successor to the Company.

2.	Restrictions and conditions.

The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(i) Subject to clauses (ii), (iii) and (iv) below, the period of restriction with respect to [  ] Shares (the “Time-Based Award”) granted hereunder (the “Time-Vesting Restriction Period”) shall begin on the date hereof and lapse, solely to the extent the Grantee has not had a Termination of Service, on the following schedule:

Date Restriction Lapses	Number of Shares

For purposes of the Plan and this Agreement, Shares with respect to which the Restriction Period has lapsed shall be vested.  Notwithstanding the foregoing, the Restriction Period with respect to such Shares shall only lapse as to whole Shares.  Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, hypothecate, alienate, encumber or assign the Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).

(ii) Except as provided in the foregoing clause (i) or in the Plan, the Grantee shall have (whether or not vested), all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any cash dividends.  Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Subject to clause (iv) below, upon the Grantee’s Termination of Service for any reason during the Restriction Period, all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Shares.

(iv) Termination of Service as an employee shall not be treated as a termination of employment for purposes of this paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Compensation Committee (or if no Compensation Committee is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

3. Miscellaneous.

(a) Governing law; venue; waiver of jury trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.

(c) All notices hereunder shall be in writing, and if to the Company or the Compensation Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(c).

(d) If the grant made hereby is made to an affiliate of the Manager in consideration of services rendered thereby, and is in turn made by such affiliate of the Manager in consideration of the services rendered by the Grantee for purposes of the provisions in Paragraphs 2(a) through 2(c) above relating to employment with the Company (and the termination thereof), and also for purposes of any references in the Plan to an employment agreement, “Company,” as the context so requires, shall include Manager and its affiliates to the extent that the Grantee is a provider of services to such entities.

(e) Without limiting the Grantee’s rights as may otherwise be applicable in the event of a Change in Control, if the Company shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with the Plan, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under the Plan and this Agreement, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Plan.

Any shares or other securities distributed to the grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by the Plan and this Agreement, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Plan.

(f) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g) The Company or the Manager shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(h)The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

(i) Unless otherwise permitted in the sole discretion of the Committee, (i) neither this Agreement nor any rights granted herein shall be assignable by the Grantee, and (ii) no purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of said Shares on its books nor will any Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(j) The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

(k) The Grantee hereby represents and agrees that the Grantee is not acquiring the RSAs or the Shares with a view to distribution thereof.

(l) Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in this Agreement or under the Plan.

(m) This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(n) This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(o) Except as otherwise provided in the Plan, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

READY CAPITAL CORPORATION

By:
Name:
Title:

The undersigned hereby accepts and agrees to all of the terms and provisions of this Agreement.

[GRANTEE]